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Exhibit 10.57

IN ACCORDANCE WITH ITEM 601(b)(10)(iv) OF REGULATION S-K, CERTAIN CONFIDENTIAL INFORMATION HAS BEEN EXCLUDED FROM THIS DOCUMENT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED. THE CONFIDENTIAL INFORMATION IS DENOTED HEREIN BY [*].

FARNESENE FRAMEWORK AGREEMENT

This Farnesene Framework Agreement is entered into by and between Amyris, Inc. located at 5885 Hollis St, Suite 100, Emeryville, CA 94608 (“Amyris”) and DSM Nutritional Products Ltd., located at Wurmisweg 576, CH-4303 Kaiseraugst, Switzerland (“DSM”), dated December 18, 2020 (this “Agreement”). Amyris and DSM may hereinafter each be referred to as a Party or together as the Parties.

WHEREAS, Amyris and Givaudan International S.A. (“Givaudan”) are party to a Farnesene Supply Agreement having an effective date of October 28, 2015, as amended (the “Givaudan Farnesene Supply Agreement”), and, subject to the terms and conditions set forth herein, Amyris is willing to assign, and DSM is willing to assume, all of Amyris’ rights and obligations thereunder; and

WHEREAS, Amyris and DSM are party to a Farnesene License Agreement executed November 14, 2017, under which Amyris granted certain licenses in its Farnesene Intellectual Property (as defined therein) to DSM (the “DSM License Agreement”); and

WHEREAS, in order to facilitate the assignment and assumption of the Givaudan Farnesene Supply Agreement, the Parties wish to amend the DSM License Agreement to permit production and sales of Farnesene by DSM to Givaudan solely for the purposes currently permitted under the Givaudan Farnesene Supply Agreement.

NOW THEREFORE, in consideration of the foregoing, and the agreements contained herein, and intending to be legally bound hereby, the Parties do hereby agree as follows:

I.Scope

1.1.The objective of this Agreement is to provide the requisite rights to DSM to facilitate the assignment and assumption of Amyris’ current rights and obligations under the Givaudan Farnesene Supply Agreement (the “Assignment”) in consideration for the compensation set forth in Article VII of this Agreement. Subject to the terms and conditions of this Agreement, the Assignment will be effected through the enabling agreements attached as Appendix A, Appendix B and Appendix C of this Agreement. For purposes of this Agreement and the agreements set forth in the Appendices, the term “Farnesene” shall mean the chemical compound known as P-farnesene (7, 11-dimethyl-3-1, 6,10 dodecatriene) produced using intellectual property owned or licensed by Amyris.

II.    Assignment of the Givaudan Farnesene Supply Agreement

2.1.The Parties will execute that Assignment and Assumption Agreement attached hereto as Appendix A no later than December 18, 2020. The executed Assignment and Assumption Agreement will not be enforceable against any party until, and shall be held in escrow by Shearman & Sterling, counsel to Amyris, until (a) each of the conditions set forth in Section 2.3, Section 2.4 and Section 2.5 below have been satisfied or waived in writing by the parties and (b) the payment of Tranche 1 as set forth in Section VII(a) below has been made (together, the “Assignment Conditions”).

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2.2.Upon the satisfaction of the Assignment Conditions, Amyris will promptly (and in any event no later than March 15, 2021) supply to DSM and DSM shall purchase up to [*]MT of Farnesene inventory at a price of $[*]/kg. for the sole purpose of selling such Farnesene to Givaudan to meet Givaudan’s [*] requirements. This supply of Farnesene inventory shall comply with all applicable requirements set forth in the Givaudan Farnesene Supply Agreement for DSM.
2.3.The first condition for closing the transactions contemplated herein is the delivery to DSM of Givaudan’s written consent to the assignment of all of Amyris’ rights and obligations under the Givaudan Farnesene Supply Agreement in a form reasonably acceptable to DSM (the “Consent”) no later than 5:00 PM (New York time) on December 18, 2020.
2.4. The second condition for closing of the transactions contemplated herein is that DSM will receive written confirmation from each of Amyris and Givaudan that there are no outstanding payment obligations under the Givaudan Farnesene Supply Agreement or any other agreement, contract or arrangement related to the supply of Farnesene to Givaudan by Amyris, in each case, no later than 5:00 PM (New York time) on December 18, 2020 other than the outstanding Farnesene receivables that are payable by Givaudan to Amyris under the Givaudan Farnesene Supply Agreement as of such time, having a value of at least [*], which shall be assigned to DSM on such date.
2.5 The third condition for closing the transactions contemplated herein is that (i) DSM will have received the approval of the supervisory board of its parent company no later than 5:00 PM (New York time) on December 18, 2020 and (ii) Amyris will have received any required approvals of its board of directors (or applicable committee thereof) no later than 5:00 PM (New York time) on December 18, 2020.

III.    Representations and Warranties of Amyris
Amyris hereby represents and warrants to DSM, as of the date of this Agreement, that:
3.1.Organization and Authority. Amyris is a corporation duly organized and in good standing or its equivalent under the laws of Delaware. Amyris has all necessary corporate power and authority to enter into, execute and deliver this Agreement, to carry out its obligations hereunder. The execution and delivery by Amyris of this Agreement (including the Appendices attached hereto), the performance by Amyris of its obligations hereunder and thereunder has been authorized by all requisite corporate action. This Agreement has been duly and validly executed by Amyris, and the Appendices hereto will have been duly and validly executed by Amyris when delivered and, assuming the due authorization, execution and delivery by DSM, this Agreement (including the Appendices attached hereto) is a legal, valid and binding obligation of Amyris, enforceable against Amyris in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting creditors’ rights generally and general equitable principles (the “Enforceability Exceptions”).

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3.2.Consents and Approvals. The execution, delivery and performance of this Agreement by Amyris, does not require any consent of any governmental authority or other person, other than Givaudan as set forth in Section 2.3
3.3.Givaudan Farnesene Supply Agreement. The Givaudan Farnesene Supply Agreement attached as Exhibit A to Appendix A of this Agreement is a true, correct and complete copy of the Givaudan Farnesene Supply Agreement; provided that (a) DSM acknowledges that Supply Agreement Amendment No. 1, dated as of July 21, 2017, to the Givaudan Farnesene Supply Agreement (“Amendment No. 1”) is not executed by Givaudan, and (b) DSM agrees that such lack of execution by Givaudan shall not constitute a breach of the foregoing representation. Excluding Amendment No. 1, the Givaudan Farnesene Supply Agreement is a valid and binding obligation of Amyris and is in full force and in effect. Neither Amyris nor, to the knowledge of Amyris, Givaudan is in breach of, or default under, the Givaudan Farnesene Supply Agreement, and no event has occurred that, with the giving of notice or lapse of time or both, would constitute a breach or default thereunder. Further, as of the effective date hereof, Amyris is not aware of any other payment obligation by Givaudan under the Givaudan Farnesene Supply Agreement except that which will be assigned to DSM pursuant to section 2.4 above.
3.4.Minimum Farnesene Sales. In the calendar year [*], Amyris will have sold at least [*] metric tons of Farnesene to Givaudan at an average sales prices of at least $[*]/kilogram.

IV.    Representations and Warranties of DSM
DSM hereby represents and warrants to Amyris, as of the date of this Agreement, that:
4.1.Organization and Authority. DSM is duly organized and in good standing or its equivalent under the laws of Switzerland. Following receipt of the approval of its parent company’s supervisory board, DSM will have all necessary corporate power and authority to enter into, execute and deliver this Agreement and to carry out its obligations hereunder. The execution and delivery by DSM (including the Appendices attached hereto) of this Agreement and the performance by DSM of its obligations hereunder and thereunder have been authorized by all requisite corporate action, other than the approval of its parent company’s supervisory board. This Agreement has been duly and validly executed by DSM, and the Appendices hereto will have been duly and validly executed by Amyris when delivered (subject to the approval of its parent company’s supervisory board) and, assuming the due authorization, execution and delivery by Amyris, this Agreement (including the Appendices attached hereto) is a legal, valid and binding obligation of DSM, enforceable against DSM in accordance with the Enforceability Exceptions.
4.2.Sufficient Funds. DSM has sufficient funds to pay the compensation described in Section VII below.
V. Amendment of the DSM License Agreement
To effectuate DSM’s assumption of Amyris’ rights and obligations under the Givaudan Farnesene Supply Agreement, the Parties will execute the Amendment to the DSM License Agreement in the form attached hereto as Appendix B (the “Amendment to the DSM License Agreement”) no later than December 18, 2020. The executed Amendment shall also be held in escrow by Shearman & Sterling and shall not be enforceable against any party until the Assignment Conditions have been satisfied or validly waived.

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VI. Amendment of the DSM Farnesene Supply Agreement
To effectuate DSM’s assumption of Amyris’ rights and obligations under the Givaudan Farnesene Supply Agreement, the Parties will execute the Amendment No. 4 to that certain Supply Agreement, originally dated as of December 28, 2017, by and between DSM and Amyris (as amended) in the form attached hereto as Appendix C (the “Amendment to the DSM Supply Agreement”) no later than December 18, 2020. The executed Amendment No. 4 shall also be held in escrow by Shearman & Sterling and shall not be enforceable against any party until the Assignment Conditions have been satisfied or validly waived.

VII. Compensation
Subject to the terms and conditions set forth in this Agreement (including the condition set forth in Section 2.5), in consideration for Amyris’ assignment of the Givaudan Farnesene Supply Agreement in accordance with the terms hereof and the related Amendment to the DSM License Agreement, DSM agrees to pay up to fifty million dollars (US$ 50,000,000) in the aggregate as follows:
(a)Tranche 1: twenty five million dollars (US$25,000,000), payable by wire transfer to Amyris on December 21, 2020.
(b)Tranche 2: five million (US$5,000,000) payable by wire transfer to Amyris on December 30, 2020.
(c)Tranche 3: ten million dollars (US$10,000,000), payable by wire transfer to Amyris no later than March 31, 2021.
(d)Tranche 4: up to ten million dollars (US$10,000,000) payable by wire transfer to Amyris no later than March 31, 2027 as follows:
i. Five million dollars (US$5,000,000) if the total amount of Farnesene sold by DSM to Givaudan under the Supply Agreement during (a) the year 2021 is at least [*] metric tons and (b) the period of Jan 1, 2021 to October 28, 2026 is equal to or greater than [*] metric tons; and
ii. Five million dollars (US$5,000,000) if Givaudan’s forecasted volume of Farnesene to be purchased in 2027 from DSM under the Supply Agreement (as extended) is equal to or greater than [*] metric tons.
The Parties acknowledge and agree that the foregoing Tranche 1, Tranche 2 and Tranche 3 payment obligations constitute the non-refundable “Givaudan License Royalty” described in the Amendment to the DSM License Agreement.

VIII. Term and Termination

8.1.Term: This Agreement shall have a term which begins on the Effective Date and, unless terminated earlier as set forth in Section 8.2 below, expires midnight on December 31, 2026 (the “Expiration Date”).

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8.2    Termination: If any of the Assignment Conditions have not been met within their respective timeframes, this Agreement shall terminate upon the close of business at such deadlines, be of no further force and effect, and neither Party shall have any further liability or obligation to the other with respect to the subject matter hereof. For the avoidance of doubt, in such a case, none of the Assignment and Assumption Agreement, the Amendment to the DSM License Agreement or the Amendment to the DSM Supply Agreement will take effect and no provision thereof shall be deemed to be a binding obligation of any party thereto.
IX. Miscellaneous
9.1.Expenses: Each party shall bear its own expenses in carrying out its obligations hereunder.
9.2.Confidentiality:
9.2.1.In order to successfully carry out the duties and obligations set forth in this Agreement, both Parties (including their Affiliates) may need to exchange certain Confidential Information. “Confidential Information” means all knowledge and information of any kind (such as technical, commercial, financial and strategic information), pertaining to the business and activities of either Party or any of its Affiliates and not available to the public, including, all information exchanged under the Confidentiality Agreement between Amyris Inc. and DSM Nutritional Products LLC dated October 22, 2020, as amended (the “October 2020 Confidentiality Agreement”) as well as, for example, formulae, specifications, application details, process data or information, market information, plant designs, ingredient, samples, business plans, strategy, customer information, pricing, costs or other types of information. Subject to the provisions of Section 9.2.2 below, each Party shall (i) keep confidential such Confidential Information, (ii) not use such Confidential Information for any purpose other than the purposes of this Agreement, (iii) maintain, use, disclose and otherwise handle the Confidential Information in accordance with the policies and procedures that such Party employs to protect its own confidential information of a similar nature but no less than a reasonable degree of care, and (iv) not disclose to any third party the fact that Confidential Information of the other Party has been made available to the such Party or the terms and conditions of this Agreement.
9.2.2.The receiving Party’s obligations set forth hereunder shall not extend to any Confidential Information (except that received under the October 2020 Confidentiality Agreement) which the receiving Party can establish:
(a)was in the public domain at the time of disclosure by the disclosing Party to the receiving Party;
(b)after disclosure becomes part of the public domain other than through breach of the confidentiality obligations of this Agreement by the receiving Party;
(c)was in the receiving Party’s possession at the time of disclosure by the disclosing Party and had not been received directly or indirectly from the disclosing Party;
(d)was received by the receiving Party from a third party who is not in breach of an obligation of confidentiality to the disclosing Party; or
(e)was developed by the receiving Party independently from the Confidential Information received from the disclosing Party.

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9.2.Nothing in this Agreement shall prevent the disclosure of those parts of the Confidential Information which are required to be disclosed by (i) law or court order or (ii) pursuant to any listing agreement with, or the rules or regulations of, any national securities exchange on which any securities of such receiving Party or any Affiliate thereof is listed or traded; provided, however, that if the receiving Party is so required to disclose any such Confidential Information, it shall provide the disclosing Party prompt written notice of such requirement so that the disclosing Party may seek a protective order or other appropriate remedy to prevent or limit such disclosure.
For the avoidance of doubt, prior to the assignment of the Givaudan Farnesene Supply Agreement, DSM shall not [*] unless approved in advance by Amyris.
9.3.Assignment: This Agreement may not be assigned or transferred, nor may any right or obligation hereunder be assigned or transferred by a Party, except with the prior written consent of the other Party.
9.4.Applicable Law: This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of law.
9.5.Remedies: Each Party agrees that any breach of this Agreement is likely to cause the non-breaching Party irreparable harm for which money damages may not be an appropriate or sufficient remedy. Each Party therefore agrees that the other Party is entitled to seek injunctive or other equitable relief to remedy or prevent any breach of this Agreement. Such remedy is not the exclusive remedy for any breach of this Agreement, but is in addition to all other rights and remedies available at law or in equity.
9.6.Notices: Any communication which is required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered personally with receipt acknowledged, faxed with transmission confirmed, or delivered by a reputable commercial courier service with receipt acknowledged, to the recipients at the address notified below, or by email as set forth below or to any other recipients or addresses as may be notified to the Party sending the notice. A communication duly signed, scanned (in pdf or other form) and sent by e-mail to the correct business e-mail address of the then-current holders of the positions listed below shall also be deemed to have been duly given:
DSM Nutritional Products Ltd.
Wurmisweg 576, CH-4303
Kaiseraugst, Switzerland
Attn.: ; email:
Amyris, Inc.
5885 Hollis Street, Suite 100
Emeryville, CA 94608
USA
Attn.: Nicole Kelsey, General Counsel; email:

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9.7.Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed and original, but all of which together shall constitute one and the same document. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or by email in .PDF format shall be effective as delivery of a manually executed signature page hereto.

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In witness whereof, the Parties have caused their duly authorized officers to execute this Agreement as of the Effective Date set forth above.

AMYRIS, INC.
By: /s/ John Melo
Name:
Title:

DSM NUTRITIONAL PRODUCTS LTD
By: /s/ Bruno Muller
Name: Bruno Muller
Title: VP
By: /s/ Michael Wahl
Name: Michael Wahl
Title: VP
[Signature Page to Framework Agreement]